Exhibit 1.1

Execution Version

USA COMPRESSION PARTNERS, LP

6,600,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

May 14, 2014

Wells Fargo Securities, LLC
Barclays Capital Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

UBS Securities LLC
As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

USA Compression Partners, LP, a Delaware limited partnership (the “Partnership”), and certain unitholders of the Partnership named in Schedule II hereto (each individually a “Selling Unitholder” and, collectively, the “Selling Unitholders”), propose, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are serving as representatives, an aggregate of 6,600,000 common units (the “Firm Units”), representing limited partner interests in the Partnership (“Common Units”).  Of the Firm Units, 5,600,000 are being sold by the Partnership and 1,000,000 are being sold by the Selling Unitholders.  In addition, the Selling Unitholders propose to grant to the Underwriters, an option to purchase up to an aggregate of 990,000 additional Common Units (the “Optional Units”).  The Firm Units and the Optional Units that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the “Units.”

USA Compression GP, LLC, a Delaware limited liability company, serves as the general partner of the Partnership (the “General Partner”). Each of the General Partner and the Partnership is sometimes referred to herein as a “Partnership Party,” and they are sometimes collectively referred to herein as the “Partnership Parties.”  The entities identified on Schedule III are collectively referred to as the “Operating Subsidiaries.” Each of the Partnership Parties and each of the Operating Subsidiaries are sometimes referred to herein as a “Partnership Entity,” and they are sometimes collectively referred to herein as the “Partnership Entities.”

This Agreement is to confirm the agreement among the Partnership Parties, the Selling Unitholders and the Underwriters concerning the purchase of the Units from the Partnership and the Selling Unitholders by the Underwriters.

1.                                      Representations, Warranties and Agreements of the Partnership Parties.  The Partnership Parties, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a)                                       Registration.  The Partnership meets the requirements for use of a Form S-3 under the Securities Act of 1933, as amended (the “Act”), and the offer and sale of the Units have been duly registered with the Securities and Exchange Commission (the “Commission”) under the Act pursuant to a registration statement on Form S-3 (File No. 333-193724) (the “Initial Registration Statement”), including the accompanying base prospectus; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, for you and for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Act, which, if any, became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.  For purposes of this Agreement,

(i)                                     “Applicable Time” means 7:50 a.m. (Central Time) on the date of this Agreement;

(ii)                                  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Units;

(iii)                               “Preliminary Prospectus” means any preliminary prospectus supplement (including the accompanying base prospectus) used in connection with the offering and sale of the Units that is included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, in each case prior to the Applicable Time;

(iv)                              “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, as supplemented by those Issuer Free Writing Prospectuses and the other information and documents, if any, listed in Schedule IV(A) hereto;

(v)                                 “Prospectus” means the final prospectus supplement (including the accompanying base prospectus) relating to the Units filed pursuant to Rule 424(b) under the Act after the Applicable Time; and

(vi)                              “Registration Statement” means the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with

Section 6(a) hereof and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective.

(vii)                           Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus.

(b)                                       No Stop Order.  No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(c)                                        No Material Misstatements or Omissions in Registration Statement or Prospectus.  The Registration Statement conformed, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and did not, as of the latest effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any supplement or amendment thereto will conform, when filed with the Commission under Rule 424(b), in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and will not, as of each Time of Delivery (as defined in Section 5(a)) and as of the date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this Section 1(c) shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Partnership by an Underwriter through any Representative or the Selling Unitholders expressly for use therein.

(d)                                       No Material Misstatements or Omissions in Pricing Disclosure Package.  The Preliminary Prospectus conformed, when filed with the Commission, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder on the date of first use.  The Pricing Disclosure Package, and any individual Testing-the-Waters Communication (as defined in Section 1(h)), when taken together as a whole with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule IV(B) hereto does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus; and each Issuer Free Writing Prospectus listed in Schedule IV(B) hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this Section 1(d) shall not apply to any statements or omissions made in the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through any Representative or the Selling Unitholders expressly for use therein.

(e)                                        Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, conformed and will conform in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)                                         Partnership Not an “Ineligible Issuer.”  As of the Applicable Time the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act).

(g)                                        Emerging Growth Company.  Since the enactment of the Jumpstart Our Business Startups Act (the “JOBS Act”) through the Applicable Time, the Partnership has been and is an “emerging growth company” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(h)                                       Testing-the-Waters Communications.  The Partnership Parties have not, without the prior written consent of the Representatives, (i) engaged in any Testing-the-Waters Communication or (ii) authorized anyone other than the Representatives to engage in such communications.  The Partnership Parties have not distributed any Written Testing-the-Waters Communications Writings other than those listed on Schedule V hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(i)                                           Formation, Due Qualification and Authority.  Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and is duly registered or qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register, qualify or be in good standing would not reasonably be expected to (i) have a material adverse effect on the condition, financial or otherwise, results of operations, properties, assets or business affairs or prospects of the Partnership Parties taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.  Each of the Partnership Entities has all requisite power and authority necessary to own or lease its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement, to the extent a party hereto, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)                                          Power and Authority to Act as a General Partner.  The General Partner has full limited liability company power and authority to act as the general partner of the Partnership and manager of the Operating Subsidiaries.

(k)                                 Ownership of the General Partner.  USA Compression Holdings, LLC, a Delaware limited liability company (“USA Compression Holdings”) is the sole owner of all issued and outstanding membership interests in the General Partner.  Such interests are duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated, the “GP LLC Agreement”) and fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and USA Compression Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”), other than any restrictions on transferability as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l)                                           Ownership of the General Partner Interest and the Incentive Distribution Rights.  The General Partner is the sole general partner of the Partnership and the owner of all of the general partner interest in the Partnership (the “GP Interest”) and all of the Incentive Distribution Rights (as defined in the Partnership Agreement, defined below); and the General Partner owns the GP Interest and Incentive Distribution Rights free and clear of all Liens, other than any restrictions on transferability as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m)                                   Capitalization of the Partnership.  As of May 9, 2014, the issued and outstanding partnership interests of the Partnership consisted of 24,095,795 Common Units, 14,048,588 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”), the GP Interest and the Incentive Distribution Rights.  All outstanding Common Units, Subordinated Units, the GP Interest, the Incentive Distribution Rights and the partnership interests represented thereby have been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).

(n)                                       Valid Issuance of the Units.  At each Time of Delivery, the Firm Units or the Optional Units, as the case may be, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(o)                                       Ownership of the Subsidiaries.  The Partnership owns, directly or indirectly, 100% of the ownership interests in each of the Operating Subsidiaries.  Such ownership interests have been duly authorized and validly issued in accordance with the organizational documents of each Operating Subsidiary and are fully paid (to the extent required under those documents) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or Article 5.09 of the Texas LLC Act), and the Partnership owns, directly or indirectly, such equity interests free and clear of all Liens, other than Liens securing obligations pursuant to the Fifth Amended and Restated Credit Agreement, dated as of December 13, 2013, among the Partnership, the Operating Subsidiaries, JPMorgan Chase Bank, N.A., as Agent, and the lenders party thereto (the “Amended and Restated Credit Agreement”).

(p)                                       No Other Subsidiaries.  Other than the equity interests described in Section 1(o) above, the equity interest in USA Compression Finance Corp. a Delaware corporation and wholly owned subsidiary of the Partnership, and intercompany indebtedness, none of the Partnership or the Operating Subsidiaries owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than the GP Interest and Incentive Distribution Rights and all of the membership interests in USA Compression Management Services, LLC, the General Partner does not, directly own any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(q)                                       No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except for restrictions on transferring pledged securities, if any, pursuant to the Amended and Restated Credit Agreement and any security, pledge or other collateral agreement entered into in connection therewith, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any membership interests or partnership interests in any Partnership Entity.  Except for such rights that have been waived or complied with, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(r)                                          Authority and Authorization.  Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder.  The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s)                                         Authorization of Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(t)                                          Enforceability of Organizational Documents.  Each of the Partnership Agreement, the limited liability company agreement of the General Partner and the limited liability company agreement of each of the Operating Subsidiaries, as applicable (collectively, the “Organizational Documents”) has been duly authorized, executed and delivered by the applicable Partnership Entity party thereto and is a valid and legally binding agreement of the applicable Partnership Entity party thereto, enforceable against such Partnership Entity in accordance with its respective terms; provided that, with respect to each agreement described in this Section 1(t), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(u)                                       No Conflicts.  None of (i) the offering, issuance or sale of the Units by the Partnership or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, or (iii) the consummation of the transactions contemplated by this Agreement by the Partnership Parties, (A) conflicts or will conflict with or constitutes or will constitute a violation of any of the Organizational Documents, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties is bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body applicable to any of the Partnership Entities or any of their respective properties in a proceeding to which any of them is a party or by which their respective property is bound or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would reasonably be expected to materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement.

(v)                                       No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the application of the proceeds therefrom as described under “Use of Proceeds” in the Preliminary Prospectus, (iii) the execution, delivery and performance of this Agreement by the Partnership Parties or (iv) the consummation by the Partnership Parties of the transactions contemplated by this Agreement except (A) for registration of the Units under the Act and consents or filings required under the Act, Exchange Act, and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the First Time of Delivery will be, obtained or made, (C) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (D) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(w)                                     No Defaults.  None of the Partnership Entities is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets are bound, which breach, default or violation in the case of clauses (ii) or (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.

(x)                                       Conformity of Securities to Descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(y)                                       Independent Public Accountants.  KPMG LLP, who has certified the audited financial statements of the Partnership included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto), is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to each of the Partnership Parties within the meaning of the Act; and HoganTaylor LLP, who has certified the audited financial statements of S&R Compression, LLC included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto), is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to S&R Compression, LLC within the meaning of the Act.

(z)                                        Financial Statements.  The audited consolidated historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial condition of the Partnership as of the dates indicated, and the results of operations and cash flows of the Partnership, for the periods specified, comply as to form with the applicable accounting requirements of Regulation S-X under the Act and have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.  The selected historical financial and operating information included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements, as applicable, from which it has been derived.  The other financial information of the Partnership, including non-GAAP financial measures, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership Entities, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(aa)                                Pro Forma Financial Statements.  The pro forma financial statements of the Partnership included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus.  The pro forma financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

(bb)                                No Material Adverse Change.  None of the Partnership Entities has sustained, since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change in the condition, financial or otherwise, results of operations, properties, assets or business affairs or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction which is material to the Partnership Entities taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (iii) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Partnership Entities, in each case other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(cc)                                  Legal Proceedings or Contracts to be Described or Filed.  There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not described as required by the Act.  There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.  Statements made in the Pricing Disclosure Package insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, are fair and accurate summaries thereof in all material respects.

(dd)                                Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among any Partnership Entity on the one hand, and the directors, managers, officers, members, partners, stockholders, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus and is not so described.

(ee)                                  Title to Properties.  The Partnership Entities have good and indefeasible title in fee simple to, or valid leasehold or other interests in, as applicable, all real and personal property described in the Pricing Disclosure Package and the Prospectus as owned, leased or used and occupied by the Partnership Entities, free and clear of all Liens, except (i) for those Liens that arise under the Amended and Restated Credit Agreement, (ii) as described in the Pricing Disclosure Package and the Prospectus, (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iv) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Disclosure Package and the Prospectus.

(ff)                                    Rights-of-Way.  Each of the Partnership Entities has such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Pricing Disclosure Package and the Prospectus and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, other than as set forth, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have a Material Adverse Effect; and, except as described in the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)                                  Governmental Permits.  Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“governmental permits”) as are necessary to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications set forth in the Pricing Disclosure Package and the Prospectus and except for such governmental permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Partnership Entities have not received notice of any revocation or modification of any governmental permits or notice of any proceeding relating thereto that, if determined adversely to any of the Partnership Entities would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)                                Books and Records.  The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii)                                        Disclosure Controls and Procedures.  (i) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to provide reasonable assurance that the information required to be disclosed by the Partnership in the reports it submits or files under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(jj)                                      No Changes in Internal Control.  Since the date of the most recent balance sheets of the Partnership reviewed or audited by KPMG LLP, (i) none of the Partnership Entities has been advised of (A) any significant deficiencies in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect the ability of any of the Partnership Entities to record, process, summarize and report financial data in any material respect, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of any of the Partnership Entities, and (ii) there have been no significant adverse changes in internal control over financial reporting or in other factors that could significantly and adversely affect internal control over financial reporting relating to any of the Partnership Entities.

(kk)                                Tax Returns.  Each of the Partnership Entities that is required to do so has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that are being contested in good faith or for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not reasonably be expected to have a Material Adverse Effect.

(ll)                                        ERISA.  Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, (i) each Partnership Entity and each employee benefit plan or program maintained by any Partnership Entity is in compliance in form and in operation in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and any other applicable law; (ii) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity or any entity treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), or Section 4001 of ERISA (collectively “ERISA Affiliate”), would have any liability; and (iii) no Partnership Entity or ERISA Affiliate expects to incur liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Code as a result of the transactions provided for in this Agreement.  Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, each “pension plan” established within the last six years and which is currently maintained by any Partnership Entity as of the date of this Agreement that is intended to be qualified under Section 401 of the Code, is so qualified and, to the knowledge of the Partnership Parties, no event or fact exists which would adversely affect such qualification.  To the knowledge of the Partnership Parties as of the date of this Agreement, none of the Partnership Entities or any ERISA Affiliate currently maintains, contributes to or has any liability with respect to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “pension plan” that is subject to Title IV of ERISA.

(mm)                        Investment Company.  The Partnership is not, nor after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(nn)                                Intellectual Property.  Each of the Partnership Entities, with respect to the assets owned or leased by the Partnership Entities, owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses in the manner and subject to such qualifications described in the Pricing Disclosure Package and the Prospectus and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others, except as such conflict which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo)                                Environmental Compliance.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Partnership Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the prevention of pollution or the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as it is currently being conducted, (iii) has not received written notice of any actual or potential liability under any Environmental Law, (iv) is not a party to or affected by any pending or, to the knowledge of the Partnership Parties, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Material, and (v) none of the Partnership Entities anticipates any unplanned material capital expenditures during 2014 relating to Environmental Laws other than those incurred in the ordinary course of business for the purchase of equipment used in compression services or related activities, except where such noncompliance or deviation from that described in (i)-(v) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.

(pp)                                Sarbanes-Oxley Act of 2002.  The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.

(qq)                                No Labor Dispute.  No labor dispute with the employees of the Partnership Entities exists or, to the knowledge of any of the Partnership Parties, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.

(rr)                                      Insurance.  The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties.  None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.  The Partnership Entities are in compliance with the terms of such policies in all material respects, and all such insurance is duly in full force and effect on the date hereof.  There are no claims by the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Partnership Entities have not been notified in writing that they will be denied renewal of their existing insurance coverage as and when such coverage expires or will be unable to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ss)                                    Litigation.  Except as described in the Pricing Disclosure Package and the Prospectus there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) individually, or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) call into question the validity of this Agreement.

(tt)                                      No Distribution of Other Offering Materials.  Without the prior consent of the Representatives, none of the Partnership Entities, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee, representative or other person associated with or acting on behalf of any Partnership Entity has distributed and, prior to the later to occur of the final Time of Delivery and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than (i) any Preliminary Prospectus, (ii) the Prospectus and (iii) any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement.

(uu)                                Anti-Corruption Laws.  None of the Partnership Entities, or, to the knowledge of the Partnership Parties, any director, officer, agent, employee, representative or other person associated with or acting on behalf of any of the Partnership Entities, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable anti-corruption law; and the Partnership Entities and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(vv)                                Anti-Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(ww)                            Office of Foreign Assets Control.  (i) None of the Partnership Entities or, to the knowledge of the Partnership Parties, or any director, officer, agent or employee of the Partnership Entities is currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and (ii) the Partnership will not directly or indirectly use the proceeds of the offering, or lend, fund, contribute, facilitate or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or use the proceeds of this offering in any other manner that will result in a violation by any Partnership Entity of any U.S. sanctions administered by OFAC.

(xx)                                Listing.  The Common Units are listed on the NYSE.

(yy)                                Market Stabilization.  The Partnership has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(zz)                                  Statistical and Market-Related Data.  All third-party statistical or market-related data included in the Pricing Disclosure Package and the Prospectus, if any, are based on or derived from sources that the Partnership believes to be reliable and accurate and no consents to the use of such data are required to be obtained by the Partnership from such sources that have not been obtained.

(aaa)                         Distribution Restrictions.  No Operating Subsidiary is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as prohibited under the Amended and Restated Credit Agreement, and as described in the Pricing Disclosure Package and the Prospectus.

Any certificate signed by any officer of any Partnership Party and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Partnership Party to each Underwriter as to the matters covered thereby.

2.                                      Representations, Warranties and Agreements of the Selling Unitholders.  Each Selling Unitholder, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                       Formation, Due Qualification and Authority.  If such Selling Unitholder is not a natural person, such Selling Unitholder has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization.

(b)                                       Authority and Authorization.  Such Selling Unitholder has all requisite power and authority to execute, deliver and perform its respective obligations under this Agreement, its Power of Attorney (as defined below) and its Custody Agreement (as defined below).

(c)                                        Authorization of Underwriting Agreement.  This Agreement has been duly authorized (if such Selling Unitholder is not a natural person), executed and delivered by or on behalf of such Selling Unitholder.

(d)                                       Authorization of Power of Attorney and Custody Agreement.  The Power of Attorney in the form heretofore furnished to the Representatives (the “Power of Attorney”) and Custody Agreement, in the form heretofore furnished to the Representatives (the “Custody Agreement”) have been duly authorized (if such Selling Unitholder is a natural person), executed and delivered by such Selling Unitholder; each of its Power of Attorney and its Custody Agreement constitutes a valid and binding obligation of such Selling Unitholder, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general principles of equity.

(e)                                        Ownership of Units.  Such Selling Unitholder has good and valid title to the Units to be sold by it hereunder free and clear of all Liens other than pursuant to the Custody Agreement, and has full power and authority to sell such Units, and, assuming that each of the Underwriters acquires the Units to be sold by such Selling Unitholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)), the Underwriter that has purchased such Units delivered at a Time of Delivery to The Depository Trust Company (“DTC”) by making payment therefor as provided herein, and that has had such Units credited to the securities account or accounts of the Underwriter maintained with the DTC will have acquired a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) to such Units purchased by such Underwriter, and no action based on an “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to such Units.

(f)                                         Disclosure.  In respect of any statements in or omissions from the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto used by the Partnership or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Partnership by such Selling Unitholder specifically for use in connection with the preparation thereof, such Selling Unitholder hereby makes the same representations and warranties to each Underwriter as the Partnership makes to such Underwriter under Section (1)(c) and Section (1)(d); it being understood and agreed that the foregoing applies only to such information furnished by such Selling Unitholder to the Partnership, which consists of (A) the legal name, address and the number of Common Units owned and number of Common Units proposed to be offered by such Selling Unitholder, and (B) information relating to the organizational structure of such Selling

Unitholder, the beneficial ownership of the Common Units held by such Selling Unitholder and any other information with respect to such Selling Unitholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Selling Unitholders” (collectively, the “Selling Unitholder Information”).

(g)                                        No Conflicts.  None of (i) the offering or sale of the Units by such Selling Unitholder, (ii) the execution, delivery and performance of this Agreement, its Power of Attorney and its Custody Agreement by such Selling Unitholder, or (iii) the consummation of the transactions contemplated by this Agreement, its Power of Attorney and its Custody Agreement by such Selling Unitholder, (A) conflicts or will conflict with or constitutes or will constitute a violation of any of the organizational documents of such Selling Unitholder (if any), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Unitholder is a party or by which any of its properties is bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body applicable to such Selling Unitholder or any of its properties in a proceeding to which it or its properties is a party or by which its property is bound or (D) results or will result in the creation or imposition of any Lien upon any of its property or assets, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to impair the ability of such Selling Unitholder to consummate the transaction contemplated by this Agreement.

(h)                                       No Consents.  No consent of or with any court, governmental agency or body having jurisdiction over such Selling Unitholder or any of its properties or assets is required in connection with (i) the offering or sale by such Selling Unitholder of the Units, (ii) the execution, delivery and performance of this Agreement, its Power of Attorney and its Custody Agreement by such Selling Unitholder or (iv) the consummation by such Selling Unitholder of the transactions contemplated by this Agreement, its Power of Attorney and its Custody Agreement, except (A) for registration of the Units under the Act and consents required under the Exchange Act, and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the First Time of Delivery will be, obtained or made, (C) for such consents that, if not obtained, would not reasonably be expected to impair the ability of such Selling Unitholder to consummate the transaction contemplated by this Agreement.

(i)                                           Market Stabilization.  Such Selling Unitholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(j)                                          Absence of Rights of First Refusal.  The Units to be sold by such Selling Unitholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Units other than pursuant to this Agreement and Section 15.1 of the Partnership Agreement.

(k)                                 Free Writing Prospectus.  Neither such Selling Unitholder nor any person acting on its behalf (other than, if applicable, the Partnership and the Underwriters) has used or referred to or will use or refer to any “free writing prospectus” (as defined in Rule 405) in connection with the offering contemplated by this Agreement and, without limitation to the foregoing, such Selling Unitholder has not made and will not make any offer relating to the Units that constituted or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or a “free writing prospectus” (as defined in Rule 405), whether or not required to be filed with the Commission.

(l)                                     Not Prompted to Sell.  Such Selling Unitholder is not prompted to sell the Units by any information concerning the Partnership that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Any certificate signed by any officer of such Selling Unitholder and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Selling Unitholder to each Underwriter as to the matters covered thereby.

3.                                      Purchase and Sale of the Units.

(a)                                       Subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell 5,600,000 units of the Firm Units and each Selling Unitholder agrees to sell the number of the Firm Units set forth opposite such Selling Unitholder’s name in Schedule II hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price per unit of $24.696.

(b)                                       In addition, subject to the terms and conditions herein set forth, each of the Selling Unitholders hereby grants to the Underwriters the right to purchase at their election up to the number of Optional Units set forth opposite such Selling Unitholder’s name in Schedule II hereto, severally and not jointly, for the sole purpose of covering sales of Common Units in excess of the number of Firm Units.  The purchase price for each Option Unit shall be the same purchase price to be paid by the Underwriters for each Firm Unit, as set forth in clause (a) of this Section 3; provided, however, that the price paid by the Underwriters for any Optional Units shall be reduced by an amount per Common Unit equal to any distributions declared, paid or payable by the Partnership on the Firm Units but not payable on such Optional Units. Any such election to purchase Optional Units may be exercised only by written notice from you to the Selling Unitholders, with a copy of such notice to be provided to Wells Fargo Shareowner Services, as custodian for the Units to be sold by the Selling Unitholders (the “Custodian”) and the Partnership, each given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Selling Unitholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. Any such election to purchase Optional Units shall be made among the Selling Unitholders in proportion to the maximum number of Optional Units to be sold by each Selling Unitholder as set forth in Schedule II hereto. Each Underwriter agrees, severally and not jointly, to purchase from the Selling Unitholders that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional units) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that all of the Underwriters are entitled to purchase hereunder.

4.                                      Offering of Units by the Underwriters.  Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

5.                                      Delivery and Payment for the Units.

(a)                                       The Units to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Partnership and the Selling Unitholders, shall be delivered by or on behalf of the Partnership and the Selling Unitholders to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price of the Firm Units being sold by the Partnership and the Selling Unitholders by wire transfer of Federal (same-day) funds to the respective accounts specified by the Partnership and the Selling Unitholders to the Representatives at least forty-eight hours in advance.  If the Units are represented by certificates, the Partnership and the Selling Unitholders will cause the certificates representing the Units to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Units, at or prior to 10:00 a.m., New York City time, on May 19, 2014 or such other time and date as the Representatives and the Partnership may agree upon in writing, and, with respect to the Optional Units, at or prior to 10:00 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Units, or such other time and date as the Representatives and the Selling Unitholders may agree upon in writing.  Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)                                       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriters pursuant to this Agreement, will be delivered at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002 (the “Closing Location”), and the Units will be delivered at the Designated Office, all at such Time of Delivery.

6.                                      Further Agreements of the Partnership Parties.  The Partnership Parties, jointly and severally, covenant and agree with each of the Underwriters:

(a)                                       Preparation of Prospectus and Registration Statement.  To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the Act that differs from the Prospectus) which shall be disapproved by you promptly after reasonable notice thereof; to file promptly all material required to be filed by the Partnership with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act or the rules and regulations of the Commission thereunder, subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering of the Units; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)                                       Qualification of Securities.  Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership or to file a general consent to service of process in any jurisdiction;

(c)                                        Information in Pricing Disclosure Package.  If at any time prior to the filing of the Prospectus, any event occurs as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, to give prompt notice thereof to the Representatives and, if requested by the Representatives, to amend or supplement the Pricing Disclosure Package and supply such amendment or supplement that will correct such statement or omission, without charge, to each Underwriter in such quantities as may be reasonably requested.

(d)                                       Copies of Documents to Underwriters.  To promptly, but no later than the First Time of Delivery, furnish the Underwriters with written or electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)                                        Reports to Unitholders.  To make generally available to the Partnership’s unitholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158);

(f)                                         Lock-Up Period.  During the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise hedge or dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition at any time in the future of), any Common Units or any securities of the Partnership that are substantially similar to the Common Units, including, but not limited to, any options or warrants to purchase Common Units or any securities that are convertible into or exchangeable for Common Units, or that represent the right to receive Common Units or any such substantially similar securities, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership, or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Wells Fargo Securities, LLC and to cause each officer, director and unitholder of the Partnership set forth on Schedule VI hereto to furnish to the Representatives, on or before the date hereof, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); provided, however, that the Partnership may (i) issue and sell options, restricted units, phantom units, unit appreciation rights, unit awards and other unit-based awards pursuant to the Partnership’s Long-Term Incentive Plan that are not exercisable or do not vest, as applicable, during the Lock-Up Period, (ii) issue Common Units and other securities pursuant to the Partnership Agreement as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (iii) file a registration statement on Form S-8 relating to the Partnership’s Long-Term Incentive Plan, (iv) issue Common Units pursuant to a distribution reinvestment plan, (v) file any amendment to the Partnership’s registration statement on Form S-3 (File No. 333-195526) relating to the Partnership’s distribution reinvestment plan and (vi) issue Common Units and other securities to sellers of assets or entities in connection with acquisitions by the Partnership, provided that the Underwriters shall have received similar lock-up agreements from such sellers.

(g)                                        Reporting Requirements.  The Partnership, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder;

(h)                                       Use of Proceeds.  To use the net proceeds received by it from the sale of the Units to be sold by it pursuant to this Agreement in the manner specified in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(i)                                           License.  Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Partnership’s trademarks, servicemarks and logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(j)                                          Emerging Growth Company.  The Partnership will notify promptly the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Act and (ii) completion of the 45-day restricted period referred to in Section 6(f) hereof; and

(k)                                       Written Testing-the-Waters Communications.  If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, at such time not misleading, the Partnership will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

7.                                      Further Agreements of the Selling Unitholders.  Each of the Selling Unitholders, severally and not jointly, covenants and agrees with each of the Underwriters:

(a)                                 Lock-up Agreements.  To furnish to the Representatives, on or before the date hereof, a Lock-Up Agreement, substantially in the form of Exhibit A hereto.

(b)                                 Tax Forms.  To deliver to the Representatives prior to the First Time of Delivery a properly completed and executed United States Treasury Department Form W-8 (if the Selling Unitholder is a non-United States person) or Form W-9 (if the Selling Unitholder is a United States person).

(c)                                  Market Stabilization.  To not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(d)                                 Free Writing Prospectus.  That neither it nor any person acting on its behalf (other than, if applicable, the Partnership and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405) in connection with the offering contemplated by this Agreement.

8.                                      Use of Free Writing Prospectus.

(a)                                       Free Writing Prospectus.  Each of the Partnership Parties represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Partnership and the Representatives, it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus; each of the Partnership Parties and the Underwriters represents and agrees that any such free writing prospectus the use of which has been consented to by the Partnership and the Representatives is listed on Schedule IV(A) or Schedule IV(B) hereto.

(b)                                       Use of Issuer Free Writing Prospectus.  Each of the Partnership Parties represents and agrees that it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending, and that it has satisfied and will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c)                                        Information in Issuer Free Writing Prospectus.  Each of the Partnership Parties represents and agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, to give prompt notice thereof to the Representatives and, if requested by the Representatives, to prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein.

9.                                      Expenses.  Each of the Partnership Parties covenants and agrees with the several Underwriters that the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s and the Selling Unitholders’ counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing the Blue Sky Memorandum and closing documents (including any compilations thereof) in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Units on the NYSE; (v) the filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Units; (vi) the cost of preparing certificates for the Units; (vii) the cost and charges of any transfer agent or registrar; (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; and (ix) all other costs and expenses incident to the performance of the obligation of the Partnership and the Selling Unitholders hereunder that are not otherwise specifically provided for in this Section 9.  It is understood, however, that, except as provided in this Section 9 and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Units by them and any advertising expenses connected with any offers they may make.

10.                               Conditions of Underwriters’ Obligations.  The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties of the Partnership Parties and the Selling Unitholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Partnership Parties and the Selling Unitholders shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Partnership has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of a Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                       The Representatives shall have received the opinions of Vinson & Elkins L.L.P., counsel for the Partnership, to the effect set forth on Exhibit B-1 addressed to them and dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(c)                                        The Representatives shall have received the opinion of Vinson & Elkins L.L.P., special counsel for USA Compression Holdings, LLC, a Selling Unitholder, to the effect set forth on Exhibit B-2, addressed to them and dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(d)                                       The Representatives shall have received the opinion of Frederic Dorwart, Lawyers special counsel for Argonaut Private Equity, L.L.C., a Selling Unitholder, to the effect set forth on Exhibit B-3, addressed to them and dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(e)                                        The Representatives shall have received the opinion of J. Gregory Holloway, Vice President, General Counsel and Corporate Secretary of the General Partner, addressed to them and dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect set forth on Exhibit C hereto;

(f)                                         The Representatives shall have received from Latham & Watkins LLP, counsel to the Underwriters, such opinion or opinions, dated such Time of Delivery with respect to such matters as the Representatives may reasonably require; and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 10 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained;

(g)                                        On the date of the Prospectus at the time of the execution of this Agreement, at 9:00 a.m., New York City time, and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(h)                                       On the date of the Prospectus at the time of the execution of this Agreement, at 9:00 a.m., New York City time, and also at each Time of Delivery, HoganTaylor LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(i)                                           (i) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capitalization or long term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, members’ equity, partner’s equity, shareholders’ equity or results of operations of any of the Partnership Entities other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)                                          On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Partnership’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k)                                       The Units to be sold at such Time of Delivery shall have been duly admitted for trading and quotation on the NYSE;

(l)                                           The Representatives shall have received duly and validly executed Lock-Up Agreements referred to in Section 6(f) hereof, between the Representatives, on the one hand, and the Selling Unitholders and the officers, directors and unitholders of the Partnership, on the other hand, each as set forth on Schedule VI, and such Lock-Up Agreements shall be in full force and effect at such Time of Delivery.

(m)                                   The Partnership shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Partnership Parties satisfactory to the Representatives as to the accuracy of the representations and warranties of the Partnership Parties herein at and as of such Time of Delivery, as to the performance by the Partnership Parties of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in Sections 10(a) and 10(i) hereof and any such further information, opinions, certificates and documents as the Representatives may have reasonably requested; and

(n)                                       The Selling Unitholders shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates signed by an Attorney-in-Fact on behalf of the Selling Unitholders satisfactory to the Representatives as to the accuracy of the representations and warranties of each Selling Unitholder herein at and as of such Time of Delivery, as to the performance by such Selling Unitholder of all of its obligations hereunder to be performed at or prior to such Time of Delivery and any such further information, opinions, certificates and documents as the Representatives may have reasonably requested.

11.                               Indemnification.

(a)                                       The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers and employees, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter participating in the offering of the Units, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, affiliate, director, officer, employee, controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or “any issuer information” (as defined in Rule 405 under the Act) used or referred to by such Underwriter with the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, the “Permitted Issuer Information”), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, any Marketing Materials or any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such affiliate, director, officer, employee or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Partnership Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, any Marketing Materials or any Permitted Issuer Information, in reliance upon and in conformity with (i) written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein or (ii) the Selling Unitholder Information (as defined in Section 2(f)); provided however, that each Selling Unitholder’s obligations under the indemnity agreements contained in this Agreement are further limited so that it is not liable for any amount in excess of the aggregate gross proceeds net of the underwriting discounts received by the Selling Unitholder from the sale of Units by such Selling Unitholder.

(b)                                       Each of the Selling Unitholders, severally and not jointly, agrees to indemnify, defend and hold harmless the Underwriter and each Partnership Party, their respective partners, directors, officers, employees, agents and members, any person who controls the Underwriter or Partnership Party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the

Act) of such Underwriter or Partnership Party participating in the offering of the Units, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Partnership Party, affiliate, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any Marketing Materials a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any Marketing Materials, in reliance upon and in conformity with the Selling Unitholder Information (as defined in Section 2(f)).

(c)                                        Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Partnership Parties, the Selling Unitholders, and their respective directors, officers and employees and each person, if any who controls any Partnership Party or any Selling Unitholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such Partnership Parties or the Selling Unitholders, director, officer, employee or controlling Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any Marketing Materials a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Partnership and the Selling Unitholders by such Underwriter through the Representatives expressly for use therein; and will reimburse the Partnership Parties for any legal or other expenses reasonably incurred by the Partnership Parties and the Selling Unitholders in connection with investigating or defending any such action or claim as such expenses are incurred. The Underwriters severally confirm and the Partnership and the Selling Unitholders acknowledge and agree that the statements set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Written Testing-the-Waters Communication and/or any Issuer Free Writing Prospectus.

(d)                                       Promptly after receipt by an indemnified party under Sections 11(a), 11(b) or 11(c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability it may have to any indemnified party under such Section, except to the extent that the indemnifying party suffers actual prejudice as a result of such failure and shall not relieve the indemnifying party from any liability it may have other than under such Section.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 11 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees or controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall, (x) without the written consent of the indemnified party (which consent shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this Section 11(d), then the indemnifying party agrees that it shall be liable for any settlement of any such proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.

(e)                                        If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under this Section 11 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other, from the offering of the Units.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits referred to in the immediately preceding sentence, but also the relative fault of the Partnership Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership and the Selling Unitholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties and the Selling Unitholders, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Each of the Partnership Parties, the Selling Unitholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 11(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 11(e), each affiliate of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Partnership Parties, and each person, if any, who controls the Partnership Parties and the Selling Unitholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Partnership Parties.  The Underwriters’ obligations in this Section 11(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

12.                               Underwriters.

(a)                                       If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms.  In the event that, within the respective prescribed periods, you notify the Partnership that you have so arranged for the purchase of such Units, or the Partnership notifies you that it has so arranged for the purchase of such Units, you or the Partnership shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 12 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

(b)                                       If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in Section 12(a) above, the aggregate number of such Units which remains unpurchased does not exceed one eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Partnership shall have the right to require each non defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                        If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in Section 12(a) above, the aggregate number of such Units which remains unpurchased exceeds one eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Partnership shall not exercise the right described in Section 12(b) above to require non defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Partnership to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Partnership or the Selling Unitholders, except for the expenses to be borne by the Partnership and the Underwriters as provided in Sections 9 and 14 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13.                               The respective indemnities, agreements, representations, warranties and other statements of the Partnership, the Selling Unitholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any of them, or any officer or director or controlling person of any of them, and shall survive delivery of and payment for the Units.

14.                               If this Agreement shall be terminated pursuant to Section 10(i) or Section 12 hereof, the Partnership shall not then be under any liability to any Underwriter except as provided in Sections 9 and 11 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Partnership or the Selling Unitholders as provided herein, the Partnership will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Partnership Parties shall then be under no further liability to any Underwriter except as provided in Sections 9 and 11 hereof and the Selling Unitholders shall then be under no further liability to any Underwriter except as provided in Section 11 hereof.

15.                               No Fiduciary Duty.  The Partnership and the Selling Unitholders acknowledge and agree that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership and the Selling Unitholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Partnership Parties or the Selling Unitholders, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Partnership Parties or the Selling Unitholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership Parties or the Selling Unitholders on other matters) or any other obligation to the Partnership Parties or Selling Unitholders except the obligations expressly set forth in this Agreement and (iv) each of the Partnership Parties and the Selling Unitholders has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Partnership Parties and the

Selling Unitholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Partnership Parties or the Selling Unitholders, in connection with such transaction or the process leading thereto.

16.                               In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York, 10152, Attention: Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6144); and if to the Partnership Parties shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: J. Gregory Holloway; and if to the Selling Unitholders shall be delivered or sent by mail, telex or facsimile transmission to such Selling Unitholder at the address set forth on Schedule II hereto; provided, however, that notices under Section 11(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership by you upon request; provided, however, that notices under Section 6(f) shall be in writing, and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York, 10152, Attention: Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6144).  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Partnership Parties, the Selling Unitholders and, to the extent provided in Sections 11 and 13 hereof, the officers, directors and affiliates of any Partnership Party, Underwriter and the Selling Unitholder, and each person who controls such Partnership Party, Underwriter and the Selling Unitholder, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18.                               Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

20.                        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  Each of the parties agrees that any suit or proceeding arising in respect of this agreement or the Underwriters’ engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and each of the parties agrees to submit to the jurisdiction of, and to venue in, such courts.

21.                               Each of the Partnership Parties, each of the Selling Unitholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.                               Notwithstanding anything herein to the contrary, the Partnership is authorized, subject to applicable law, to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) relating to such treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with applicable securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24.                               If the foregoing is in accordance with your understanding, please sign and return to the Partnership and an Attorney-in-Fact for the Selling Unitholders, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, each of the Partnership Parties and each of the Selling Unitholders.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Partnership for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature pages follow]

Very truly yours,

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC

By:	/s/ Joseph C. Tusa, Jr.
Name:	Joseph C. Tusa, Jr.
Title:	Vice President, Chief Financial Officer and
Treasurer

USA COMPRESSION GP, LLC

By:	/s/ Joseph C. Tusa, Jr.
Name:	Joseph C. Tusa, Jr.
Title:	Vice President, Chief Financial Officer and
Treasurer

Signature Page to Underwriting Agreement

USA COMPRESSION HOLDINGS, LLC

By:	/s/ Joseph C. Tusa, Jr.
Name:	Joseph C. Tusa, Jr.
Title:	Vice President, Chief Financial Officer and
Treasurer

ARGONAUT PRIVATE EQUITY, L.L.C.
JASON MARTIN

By:	/s/ Robert Waldo
Name:	Robert Waldo
Title:	Attorney-in-Fact

Signature Page to Underwriting Agreement

Accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Dichiaro
Name:	Elizabeth Dichiaro
Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Vice President

GOLDMAN, SACHS & CO.

By:	/s/ Ryan Gilliam
Name:	Ryan Gilliam
Title:	Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Geoff Paul
Name:	Geoff Paul
Title:	Executive Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

Signature Page to Underwriting Agreement

Accepted as of the date first above written.

UBS SECURITIES LLC

By:	/s/ Noah Keys
Name:	Noah Keys
Title:	Executive Director

By:	/s/ Ephraim Musokwa
Name:	Ephraim Musokwa
Title:	Associate Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter

Underwriter	Total Number of Firm Units to be Purchased	Number of Optional Units to be Purchased if Maximum Option is Exercised
Wells Fargo Securities, LLC	1,056,000	158,400
Barclays Capital Inc.	1,056,000	158,400
Goldman, Sachs & Co.	1,056,000	158,400
J.P. Morgan Securities LLC	1,056,000	158,400
UBS Securities LLC	1,056,000	158,400
Raymond James & Associates, Inc.	528,000	79,200
RBC Capital Markets, LLC	528,000	79,200
Regions Securities LLC	132,000	19,800
Scotia Capital (USA) Inc.	132,000	19,800
Total	6,600,000	990,000

SCHEDULE II

Name and Address of Selling Unitholders	Number of Firm Units	Number of Optional Units
USA Compression Holdings, LLC	737,000	729,630
Argonaut Private Equity, L.L.C.	173,897	260,370
Jason Martin	89,103	—
Total	1,000,000	990,000

SCHEDULE III

Name	Organizational Jurisdiction	Foreign Qualification

USA Compression Partners, LLC	Delaware	Tennessee, Kansas, Maryland, Mississippi, Arkansas, Texas, Colorado, Kentucky, West Virginia, Oklahoma, Louisiana, Utah, New York, Virginia, Michigan, Wyoming, Pennsylvania, Missouri, New Mexico, Ohio

USAC Leasing, LLC	Delaware	Tennessee, Kansas, Maryland, Mississippi, Arkansas, Texas, Kentucky, West Virginia, Oklahoma, Louisiana, Utah, New York, Virginia, Michigan, Pennsylvania, New Mexico, Ohio

USAC OpCo 2, LLC	Texas	Arkansas, Oklahoma, Louisiana, Kansas

USA Leasing 2, LLC	Texas	Arkansas, Oklahoma, Louisiana, Kansas

SCHEDULE IV(A)

Materials Other Than the Preliminary Prospectus That
Comprise the Pricing Disclosure Package

Price to public per Common Unit: $25.59

Number of Common Units: 6,600,000

SCHEDULE IV(B)

Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package

None

SCHEDULE V

Written Testing-the-Waters Communications

1.             None

SCHEDULE VI

Lock-Up Agreement Parties

USA Compression Holdings, LLC

Argonaut Private Equity, L.L.C.

Eric D. Long

Joseph C. Tusa, Jr.

J. Gregory Holloway

David A. Smith

William H. Shea, Jr.

Olivia C. Wassenaar

Andrew W. Ward

Robert F. End

Jim H. Derryberry

William G. Manias

Matthew C. Liuzzi

John D. Chandler

Forrest E. Wylie

EXHIBIT A

FORM OF LOCK-UP LETTER

USA Compression Partners, LP

Lock-Up Letter

           , 2014

Wells Fargo Securities, LLC
Barclays Capital Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

UBS Securities LLC
As Representatives of the several Underwriters
c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Re:                             USA Compression Partners, LP - Lock-Up Letter

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with USA Compression Partners, LP (the “Partnership”), certain unitholders of the Partnership named in Schedule II to such agreement (collectively, the “Selling Unitholders”) and USA Compression GP, LLC, providing for a public offering of common units representing limited partner interests (the “Common Units”), in the Partnership pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”).

In consideration of the agreement by the Underwriters to offer and sell the Units (as defined in the Underwriting Agreement), and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, directly or indirectly, (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise hedge or dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition at any time in the future of) any Common Units (as defined in the partnership agreement of the Partnership, as the same may be amended or restated at or prior to the First Time of Delivery, as defined in the Underwriting Agreement), or any securities of the Partnership that are substantially similar to the Common Units, including, but not limited to, any options or warrants to purchase any Common Units, or any securities that are convertible into or exchangeable for, or that represent the right to receive,

Exhibit A - 1

Common Units or any such substantially similar securities, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission (collectively the “Undersigned’s Units”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing.  The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Units even if the Undersigned’s Units would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Units or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Units.

The initial Lock-Up Period will commence on the date of this Lock-Up Letter and continue for 45 days after the public offering date set forth on the final prospectus used to sell the Units (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Units (i) pursuant to Section 3(b) of the Underwriting Agreement relating to the Underwriters’ right to acquire the Optional Units (as defined therein), (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iv) with the prior written consent of Wells Fargo Securities, LLC; provided, however, that in the case of (ii) or (iii), any such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer other than a filing on Form 5 of the Exchange Act.  For purposes of this Lock-Up Letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Undersigned’s Units except in compliance with the foregoing restrictions.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned shall be automatically released from the obligations under this Lock-up Letter Agreement.

Exhibit A - 2

The undersigned understands that the Partnership and the Underwriters are relying upon this Lock-Up Letter in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exhibit A - 3

EXHIBIT B-1

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF VINSON & ELKINS L.L.P.

1.                                      The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all requisite limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction set forth on Annex A attached hereto.

2.                                      The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all requisite limited liability company power and authority to own its properties, conduct its business and act as the general partner of the Partnership as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth on Annex A attached hereto.

3.                                      Each of USA Compression Partners, LLC and USAC Leasing, LLC (together, the “Delaware LLCs”) is validly existing in good standing as a limited liability company under the Delaware LLC Act with all requisite limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  Each of the Delaware LLCs is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth on Annex A attached hereto.

4.                                      Each of USAC OpCo 2, LLC and USAC Leasing 2, LLC (together, the “Texas LLCs”) is validly existing in good standing as a limited liability company under the Texas LLC Act with all requisite limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  Each of the Texas LLCs is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth on Annex A attached hereto.

5.                                      The Units to be issued and sold by the Partnership to the Underwriters pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership and, when issued and delivered against payment therefor as provided in the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

6.                                      All limited partnership and limited liability company action, as the case may be, required to be taken by either of the Partnership Parties for the authorization, issuance, sale and delivery of the Units and the execution and delivery of the Underwriting Agreement has been validly taken.

7.                                      The Underwriting Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

8.                                      Each of the Partnership Agreement, the General Partner Agreement and the limited liability company agreement of each of the Operating Subsidiaries has been duly authorized, executed and delivered by the Partnership Entities party thereto and are valid and legally binding agreements of such Partnership Entities party thereto, enforceable against such parties thereto in accordance with their terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the law of fraudulent transfer and conveyance, (iv) public policy, including the effect of applicable public policy on the enforceability of provisions relating to indemnification, exculpation, contribution, and the waiver or release of statutory, legal or equitable rights, defenses or claims, (v) applicable law relating to fiduciary duties, and (vi) judicial imposition of an implied covenant of good faith and fair dealing.

9.                                      None of the offering, issuance or sale by the Partnership of the Units or the execution, delivery and performance of the Underwriting Agreement by the Partnership Parties (i) constitutes or will constitute a violation of the Organizational Documents, (ii) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default) or results or will result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to, any agreement listed on Annex B attached hereto, (iii) violates or will violate the Delaware LLC Act, the Delaware LP Act, the laws of the State of Texas or federal law, it being understood that we do not express an opinion in clause (iii) of this paragraph 9 with respect to any securities or other anti-fraud law

10.                               No permit, consent, approval, authorization, order, registration, filing of or with any federal, New York, Texas or Delaware court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with the offering, issuance or sale by the Partnership of the Units or the execution, delivery and performance of the Underwriting Agreement by the Partnership Parties except (a) such as may be required under the Securities Act, the Exchange Act, the Blue Sky laws of any jurisdiction or the by-laws and rules of the FINRA, as to which we do not express any opinion and (b) such as have been obtained or made.

11.                               The Registration Statement was declared effective under the Securities Act on April 23, 2014; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule.

12.                               The Registration Statement at May 14, 2014, including the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, and the Prospectus, as of its date (except for the financial statements and the related notes and schedules thereto and the auditor’s report thereon and the other financial and accounting data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus, as to which we do not express any opinion) each appear on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations promulgated thereunder.

13.                               The Units conform in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus.

14.                               The statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “How We Make Cash Distributions,” “Description of Partnership Securities,” “Conflicts of Interest and Fiduciary Duties” and “The Partnership Agreement,” insofar as they purport to describe specific agreements or constitute summaries of certain provisions of federal laws or Texas environmental laws referred to therein, are accurate descriptions or summaries thereof in all material respects.

15.                               The Partnership is not, and immediately after the sale of the Units to be sold by the Partnership in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

16.                               The General Partner is the sole general partner of the Partnership; the general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns the general partner interest free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act or the Partnership Agreement or described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

17.                               The General Partner owns all of the Incentive Distribution Rights; such Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement; the General Partner owns the Incentive Distribution Rights free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act or the Partnership Agreement or described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

18.                               USA Compression Holdings owns all of the limited liability company interests of the General Partner (the “GP Membership Interests”); such GP Membership Interests have been duly authorized and validly issued in accordance with the GP LLC Agreement;  USA Compression Holdings owns all of the GP Membership Interests free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming USA Compression Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act or the GP LLC Agreement or described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

19.                               The Partnership owns all of the limited liability company interests of the Operating Subsidiaries (together, the “Operating Subsidiary LLC Interests”); such Operating Subsidiary LLC Interests have been duly authorized and validly issued in accordance with the Organizational Documents of the Operating Subsidiaries, as applicable; the Partnership owns all of the Operating Subsidiary LLC Interests free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or Texas, as the case may be, or (b) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act or the laws of the State of Texas, as the case may be, or the limited liability agreement of each of the Operating Subsidiaries, as the case may be or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

20.                               Except as described in the Pricing Disclosure Package or provided for in the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership pursuant to Delaware law or any agreement or instrument known to such counsel to which any of the Partnership Entities is a party or by which any one of them may be bound.  Except as described in the Pricing Disclosure Package, to such counsel’s knowledge there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units or other interests in the Partnership or (B) any interest in the General Partner or the Operating Subsidiaries;

21.                               The limited partners of the Partnership hold Common Units and Subordinated Units in the Partnership, represented by 29,695,795 Common Units, 14,048,588 Subordinated Units and the Incentive Distribution Rights; such Common Units, Subordinated Units and Incentive Distribution Rights are the only limited partner interests of the Partnership that are issued and outstanding; all of such Common Units, Subordinated Units and Incentive Distribution Rights have been duly authorized and validly issued and are fully paid and nonassessable (except as such nonassessability may be affected by the matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

22.                               The opinion letter of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion letter as if it were addressed to them.

In addition, we have participated in conferences with officers and other representatives of the Partnership Parties and the independent registered public accounting firm of the Partnership, your counsel and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although we have not independently verified, are not passing upon, and are not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the opinions expressed in paragraphs 13 and 14 above), based on the foregoing, no facts have come to our attention that lead us to believe that:

•                                          the Registration Statement, at the time it became effective on May 14, 2014, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act (together with the documents incorporated by reference at that time) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•                                          the Pricing Disclosure Package, as of the Applicable Time (together with the documents incorporated by reference at that time), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•                                          the Prospectus (together with the documents incorporated by reference at that time), as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, incorporated in or omitted from, the Registration Statement, the Pricing Disclosure Package, or the Prospectus.

EXHIBIT B-2

FORM OF OPINION OF VINSON & ELKINS L.L.P.

1.                                      USA Compression Holdings, LLC (“Holdings”) has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all requisite limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

2.                                      All limited liability company action required to be taken by Holdings for the authorization sale and delivery of its Units and the consummation of the transactions contemplated by the Underwriting Agreement has been validly taken.

3.                                      The Underwriting Agreement has been duly authorized, executed and delivered by Holdings.

4.                                      The Power of Attorney and its Custody Agreement has been duly authorized, executed and delivered by Holdings and are valid and legally binding agreements of Holdings, enforceable against Holdings in accordance with their terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the law of fraudulent transfer and conveyance, (iv) public policy, including the effect of applicable public policy on the enforceability of provisions relating to indemnification, exculpation, contribution, and the waiver or release of statutory, legal or equitable rights, defenses or claims, (v) applicable law relating to fiduciary duties, and (vi) judicial imposition of an implied covenant of good faith and fair dealing.

5.                                      None of the offering or sale by Holdings of its Units or the execution, delivery and performance of the Underwriting Agreement by Holdings (i) constitutes or will constitute a violation of the organizational documents of Holdings, (ii) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default) or results or will result in the creation or imposition of any Lien upon any property or assets of Holdings pursuant to, any agreement listed on Annex B attached hereto, (iii) violates or will violate the Delaware LLC Act.  No permit, consent, approval, authorization, order, registration, filing of or with any federal, New York, Texas or Delaware court or governmental agency or body having jurisdiction over Holdings or its properties is required in connection with the offering or sale by Holdings of its Units or the execution, delivery and performance of the Underwriting Agreement by Holdings except (a) such as may be required under the Securities Act, the Exchange Act, the Blue Sky laws of any jurisdiction or the by-laws and rules of the FINRA, as to which we do not express any opinion and (b) such as have been obtained or made.

6.                                      Upon payment for the Units to be sold by the Holdings, delivery of such Units, as directed by the Underwriters, to Cede or such other nominee as may be designated by The Depository Trust Company (“DTC”), the registration of such Units in the name of Cede or such other nominee and the crediting of the Units on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the New York Uniform Commercial Code (the “UCC”)) of the Underwriters (assuming that neither DTC nor any Underwriter has “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) to such Units) (i) the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Units and (ii) no action based on any “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC) to such Units may be asserted against the Underwriters with respect to such “security entitlement.”

EXHIBIT B-3

FORM OF OPINION OF FREDERIC DORWART, LAWYERS

1.                                      Argonaut Private Equity, L.L.C. (“Argonaut”) is a limited liability company duly formed under the Oklahoma Limited Liability Company Act (the “OLLCA”) with limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  With your consent, based solely on certificates from public officials, we confirm that Argonaut is validly existing and in good standing under the laws of Oklahoma.

2.                                      The sale of the Units by Argonaut pursuant to the Registration Statement (the “Offered Units”) has been duly authorized by all necessary limited liability company action of Argonaut and, when paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreement, the Offered Units will be validly sold by Argonaut.

3.                                      The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary limited liability company action of Argonaut, and the Underwriting Agreement has been duly executed and delivered by Argonaut.

4.                                      Argonaut has duly authorized, executed and delivered its Power of Attorney and its Custody Agreement and such Power of Attorney and Custody Agreement constitute valid and binding obligations of Argonaut, enforceable in accordance with each of their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors’ rights generally or by general equitable principles.

5.                                      The execution and delivery of the Underwriting Agreement by Argonaut and the sale of the Offered Units by Argonaut to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:

(i)                                     violate the Argonaut Organizational Documents; or

(ii)                                  result in the breach of or a default under any of the indenture(s), note(s), loan agreement(s), mortgage(s), deed(s) of trust, security agreement(s) and other written agreement(s) and instrument(s) creating, evidencing or securing indebtedness of Argonaut for borrowed money (collectively, the “Specified Agreements”); or

(iii)                               violate any federal or Oklahoma statute, rule or regulation applicable to Argonaut or the OLLCA; or

(iv)                              result in the creation of any security interest in, or lien upon, any property or assets of Argonaut under any Specified Agreement; or

(v)                                 require any consents, approvals, or authorizations to be obtained by Argonaut from, or any registrations, declarations or filings to be made by Argonaut with,

Exhibit B-3-1

any governmental authority under any federal or Oklahoma statute, rule or regulation applicable to Argonaut or the OLLCA on or prior to the date hereof.

6.                                      Upon payment for the Units to be sold by the Argonaut, delivery of such Units, as directed by the Underwriters, to Cede or such other nominee as may be designated by The Depository Trust Company (“DTC”), the registration of such Units in the name of Cede or such other nominee and the crediting of the Units on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the New York Uniform Commercial Code (the “UCC”)) of the Underwriters (assuming that neither DTC nor any Underwriter has “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) to such Units) (i) the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Units and (ii) no action based on any “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC) to such Units may be asserted against the Underwriters with respect to such “security entitlement.”

Exhibit B-3-2

EXHIBIT C

FORM OF OPINION OF GENERAL COUNSEL

1.                                      There is no pending (for which any of the Partnership Entities has been duly served) or, to the knowledge of such counsel, threatened action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Entities or its or their property of a character required to be disclosed in the Registration Statement which is not so described.

2.                                      To such counsel’s knowledge, there are no contracts or other documents that are required by the Act or the Rules and Regulations to be described in the Pricing Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement that have not been so described in the Pricing Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement.